Exhibit (k)(6)

MANAGEMENT AGREEMENT

AGREEMENT made this [ ] day of [ ] between [Name of Trust TBD], a Delaware statutory trust (the “Trust”) and each of its series as may be created from time to time, and Morgan Stanley AIP GP LP, a Delaware limited partnership (the “Manager”).

WHEREAS, the Trust has been organized as a wholly-owned subsidiary of AIP Alternative Lending Trust A (the “Master Fund”), a closed-end management investment company registered under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”), in order to effect certain investments on behalf of the Master Fund consistent with the Master Fund’s investment objective and policies specified in its prospectus and statement of additional information (together, and as each may be amended, restated or otherwise modified from time to time, the “Prospectus”); and

WHEREAS, the Manager is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Trust desires to retain the Manager to render investment advisory services to the Trust, and the Manager is willing to so render such services to the Trust;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

1.        Appointment of Manager

The Trust hereby appoints the Manager to act as investment adviser to the each series of the Trust as may be created from time to time (each, a “Portfolio” and, collectively, the “Portfolios”) for the periods and on the terms herein set forth. The Manager accepts such appointment and agrees to render the services set forth herein for the compensation herein provided.

2.        Management Services

(a)       Consistent with the objectives, policies and limitations set forth in the Master Fund’s prospectus and statement of additional information, as may be amended or supplemented from time to time, the Trust’s Trust Agreement and By-Laws and such policies and instructions as the Master Fund’s Board of Trustees (the “Board”) may from time to time establish, the Manager shall have supervisory responsibility for the general management and investment operations of the Trust and the composition of the assets of each Portfolio, including the purchase, retention, exchange and disposition thereof. In this regard, the Manager shall (i) manage the investment and reinvestment of the assets of each Portfolio, (ii) continuously review, supervise and administer the investment program of each Portfolio, (iii) determine in its discretion the securities to be purchased or sold and the portion of the each such Portfolio’s assets to be held uninvested, (iv) provide the Trust with records concerning the Manager’s activities which the Trust is required to maintain and (v) render regular reports to the Trust’s officers and Board of Trustees concerning the Manager’s discharge of the foregoing responsibilities. The Manager shall discharge the foregoing responsibilities consistent with the objectives, policies and limitations set forth in the Master Fund’s prospectus and statement of additional information, as the same may be amended or supplemented from time to time with notice to the Manager, and in compliance with applicable laws and regulations.

(b)       In addition, the Manager shall, subject to the ultimate supervision and direction of the Trustee of the Trust (the “Trustee”), provide or procure certain administrative services to the Trust. In this regard, the Manager will provide to the Trust, or will arrange at its expense to be provided to the Trust, such management and administrative services as may be agreed upon from time to time by the Manager and the Trust. These services initially will include, among other things (a) providing to the Trust office facilities, equipment, personnel, research and statistical services, (b) monitoring compliance with the Investment Company Act of 1940, as amended (the “1940 Act”) and the Securities Act of 1933, (c) coordinating with the Trust’s Trustee, including the preparation of communications and materials related to Board meetings, (d) maintaining certain financial records and overseeing the annual audit process, (e) coordinating with regulators and preparing and filing certain regulatory reports, (f) assisting with the overall operations and management of the Trust and monitoring and oversight of its vendors and third party service providers, (g) overseeing fund expenses, preparing shareholder communications and coordinating mailings and (h) monitoring and overseeing the Fund’s governing documents.

(c)       The Manager, in the performance of its duties hereunder, shall discharge the foregoing responsibilities consistent with the objectives, policies and limitations set forth in the Master Fund’s prospectus and statement of additional information, as the same may be amended or supplemented from time to time and comply with the provisions of the Advisers Act and all rules and regulations thereunder, the U.S. Internal Revenue Code of 1986, as amended, and all rules and regulations thereunder, all other applicable U.S. federal and state law, regulations and rulings, the Trust Agreement and subject, further, to such policies and instructions as the Trustee may from time to time establish.

(d)       The Manager is authorized on behalf of the Trust to perform all acts incidental to the provision of services hereunder, including without limitation, entering into agreements and executing and delivering all documents of or in connection with the investments of each Portfolio and in connection with the administration of the Trust.

(e)       The Manager’s services hereunder are not deemed exclusive and the Manager shall be free to render similar services to others.

(f)       Subject to Section 15 of this Agreement, the Manager shall, to the fullest extent permitted by applicable law, be permitted to delegate all, or any such part as it deems appropriate, of its discretionary management and investment advisory authority and responsibility hereunder to other persons or entities, including its affiliates. The Manager will continue to have responsibility for all management and advisory services furnished by any delegate.

3.       Documents

The Trust has delivered (or will deliver as soon as possible) properly certified or authenticated copies of each of the following documents to the Manager and will deliver to it all future amendments and supplements thereto, if any:

(a)       resolutions of the Board of Trustees of the Master Fund approving the appointment of the Manager to administer the Trust and approving the form of this Agreement;

(b)       the Trust Agreement;

(c)       the administration agreement; and

(d)       the custodian contract.

4.       Futures, Options, Swaps and Other Derivative Instruments

(a)       The Manager’s investment authority shall include the authority to purchase, sell, cover open positions, and generally to deal in financial futures contracts, options (including options on financial futures contracts), swaps (including total return swaps) and other derivative instruments in accordance with the Master Fund’s prospectus and statement of additional information, as the same may be amended or supplemented from time to time..

(b)       The Manager accordingly may:

(i)      open and maintain brokerage accounts for financial futures contracts, options, swaps and other derivative instruments (such accounts hereinafter referred to as “brokerage accounts”) on behalf of and in the name of each Portfolio of the Trust; and

(ii)     enter into, for and on behalf of the Trust, standard customer agreements with any broker-dealer, futures commission merchant or any other counterparty who deals in the securities in which the Trust is active. The Manager may, using such of the securities and other property of the Trust as the Manager deems necessary or desirable, direct the Trust’s custodian to deposit, on behalf of the Trust, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such persons as the Manager deems desirable or appropriate.

(c)       The Manager is registered with the U.S. National Futures Association (“NFA”) as a commodity trading advisor (“CTA”) and commodity pool operator (“CPO”). The Manager hereby informs the Trust that the Manager will provide commodity interest trading advice to the Trust as if the Manager is exempt from registration as a CTA. Thus, with respect to its provision of commodity trading advice to the Trust, the Manager is exempt from the requirements applicable to a registered CTA. In addition, the Trustee, as the Trust’s CPO, will file with the NFA a claim pursuant to CFTC Rule 4.13(a)(3) for exemption from certain regulatory requirements applicable to a CPO and/or take such other actions as it deems necessary or appropriate to facilitate compliance with all applicable rules of the CFTC.

5.       Expenses

(a)       The Manager will pay all costs it incurs in connection with the performance of its duties under Section 2 of this Agreement. The Manager will pay the compensation and expenses of all its personnel and will make available, without expense to the Trust, the services of such of the Manager’s partners, officers and employees as may duly be elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law.

(b)       The Manager will not be required to pay any expenses of the Trust other than those specifically allocated to the Manager in this Section 5.

6.       Compensation of the Manager

(a)       For the services to be provided and the expenses assumed by the Manager pursuant to this Agreement, the Trust will pay to the Manager at the end of each month (starting with the month investment operations commence) an advisory fee at the rate of 0.75% of the Managed Assets of a Portfolio. For purposes of computing the monthly fee, the total assets of a Portfolio for any month shall be determined as of the close of business of the New York Stock Exchange on the last business day of each week where such last business day of the week falls within that month and the aggregate value of all such monthly total assets shall be divided by the number of such weeks in such month. “Managed Assets” means the total assets of a Portfolio (including any assets attributable to borrowings for investment purposes) minus the sum of the Portfolio’s accrued liabilities (other than liabilities representing borrowings for investment purposes).

(b)       The value of the Managed Assets of a Portfolio shall be determined consistently with the 1940 Act and the regulations promulgated thereunder.

(c)       In addition to the foregoing, the Manager may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue) and/or undertake to pay or reimburse a Portfolio for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Manager. Any such fee reduction or undertaking may be discontinued or modified by the Manager at any time unless otherwise provided in the applicable agreement.

7.       Brokerage

The Manager is responsible for decisions to: (a) buy or sell securities; (b) select broker-dealers, futures commission merchants or any other counterparty; and (c) negotiate fees, commissions and other expenses with such broker-dealers, futures commission merchants and counterparties. As a general matter, in executing portfolio transactions, the

Manager may seek to employ or deal with such broker-dealers, futures commission merchants or counterparties as may, in the Manager’s best judgment, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers, futures commission merchants or counterparties, the Manager shall consider all relevant factors, including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer, futures commission merchant or counterparty involved, the quality of the service, the difficulty of execution, and the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm’s risk in positioning a block of securities. Consistent with Section 28(e) of the U.S. Securities Exchange Act of 1934, as amended, the Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Manager’s having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Manager’s overall responsibilities with respect to the Portfolio and to the other clients as to which the Manager exercises investment discretion.

8.       Books and Records

The Manager shall maintain and preserve all of the Trust’s books and records (other than those maintained: (a) pursuant to the Master Fund’s servicing agreement, custodian contracts or any comparable contract as the Master Fund or Trust may enter into from time to time or (b) by any other service provider of the Trust) as are necessary and proper or required under applicable law. The Manager agrees that all records which it maintains for the Trust are the property of the Trust and it will surrender promptly to the Trust any of such records upon the Trust’s request.

9.       Status of Manager as Independent Contractor

The Manager shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized by the Trustee on behalf of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

10.     Limitation of Liability of Manager

Neither the Manager nor its officers, directors, employees, agents or controlling persons or assigns shall be liable for any good faith error of judgment or law, or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates, except that no provision of this Agreement shall be deemed to protect the Manager or its officers, directors, employees, agents or controlling persons or assigns against any liability to the Trust or its shareholders to which the Manager or such individuals might otherwise be subject by reason of: (a) any willful misfeasance, bad faith or gross negligence in the performance of its duties or

(b) the reckless disregard of its obligations or duties under this Agreement or (c) a breach of fiduciary duty with respect to the receipt of compensation for services under this Agreement.

11.     Delivery of Part 2A of Form ADV

The Manager has delivered to the Trust a current copy of Part 2A of its Form ADV. The Trust acknowledges receipt of such copy prior to the execution of this Agreement.

12.     Amendment

No provision of this Agreement may be changed, waived or discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

13.     Governing Law

This agreement shall be governed by and construed in accordance with the laws of New York and shall be binding upon without regard to the conflict of laws provisions thereof that would result in the application of the law of any other jurisdiction and shall inure to the benefit of the parties hereto and their respective successors.

14.     Personal Liability

The obligations of the Trust entered into in the name of or on behalf thereof by the Trustee or any of the officers, representatives and agents of the Trust are made not individually, but in such capacities, and are not binding upon the Master Fund’s or Master Fund’s Board, the Trustee or any of the shareholders, officers, representatives and agents of the Trust or Master Fund personally, but bind only the assets of the Trust, and all persons dealing with any shares of the Trust must look solely to the Trust’s assets for the enforcement of any claims in accordance with the terms of the Trust Agreement and applicable law. Neither the authorization for execution of this Agreement nor such execution and delivery by any individuals shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

15.     Duration, Termination and Assignment

This Agreement shall become effective as of the date of this Agreement and shall continue in effect with respect to each Portfolio until terminated with respect to such Portfolio. This Agreement is terminable by either party or the Board of Trustees of the Master Fund, without penalty, on sixty (60) days’ prior written notice. This Agreement shall terminate automatically in the event it is “assigned” by the Manager (as defined in the 1940 Act) or the investment advisory agreement between the Master Fund and the Manager is terminated.

16.     Miscellaneous

(a)      This Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

(b)      Titles or captions of sections in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions thereof.

(d)      This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one Agreement, binding on all the parties.

(e)      If any provision of this Agreement or the application thereof to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstance, other than those as to which it so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law to give effect to the intent of the parties hereunder.

(f)       Notices of any kind to be given to the Manager or the Trust shall be in writing and shall be duly given if mailed or delivered to the Manager or the Trust, as applicable, at such address or to such individual as shall be specified by the Manager or the Trust, as applicable, from time to time.

[Signature Page Follows]

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this instrument to be executed by their authorized persons designated below on the day and year first above written.

[NAME OF TRUST TBD], on behalf of each of
its series as may be created from time to time

By:  _____________________________________

Name: [ ]

Title: [ ]

MORGAN STANLEY AIP GP LP

By:  _____________________________________

Name: [ ]

Title: [ ]